Exhibit 15

PricewaterhouseCoopers LLP
300 Madison Avenue
New York NY 10017
Telephone (646) 471-3000
www.pwc.com

May 11, 2009

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated May 11, 2009 on our review of interim financial information of Arch Capital Group Ltd. and its subsidiaries (the “Company”) for the three-month periods ended March 31, 2009 and March 31, 2008 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2009 is incorporated by reference in the Registration Statement on Forms S-3 (Registration No. 333-158309, Registration No. 33-34499, Registration No. 333-82612, Registration No. 333-110190 and Registration No. 333-117099) and in the Registration Statements on Forms S-8 (Registration No. 33-99974, Registration No. 333-86145, Registration No. 333-72182, Registration No. 333-82772, Registration No. 333-98971, Registration No. 333-124422 and Registration No. 333-142835).

Very truly yours,

/s/ PricewaterhouseCoopers LLP